UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2004

SINEWIRE NETWORKS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-84976
(Commission File Number)

98-0358040
(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1208, Vancouver, BC, Canada, V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Item 5. Other Events

On April 15, 2004, the board of directors of the Corporation approved an eight (8) for one (1) forward stock split (the "Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Nevada Secretary of State on April 19, 2004 and the record date will be as of April 30, 2004. As a result, the authorized capital of the Corporation will increase from 25,000,000 to 200,000,000 shares of common stock with a par value of $0.001. The ratio of distribution is an additional seven (7) shares of common stock for every one (1) share of common stock issued and outstanding immediately prior to the effective date of the Forward Stock Split. This will increase the issued and outstanding share capital of the Corporation from 5,564,500 shares of common stock to 44,516,000 shares of common stock.

Item 7. Exhibits

(99) Certificate of Change pursuant to NRS 78.209 filed with the Nevada Secretary of State on April 19, 2004.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINEWIRE NETWORKS INC.

/s/ Patrick Ward__________________________________
Patrick Ward, President and Director

Date: April 20, 2004.